Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13G with respect to the Common Stock, par value $0.01 per share, of Clean Diesel Technologies, Inc., dated as of February 3, 2011, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Dated: February 3, 2011	EnerTech Capital Partners II, L.P.
By: ECP II Management L.P., its General Partner
By: ECP II Management LLC, its General Partner

By: /s/ Colleen Pale, Attorney-in-Fact*

ECP II Management L.P.
By: ECP II Management LLC, its General Partner

By: /s/ Colleen Pale, Attorney-in-Fact*

ECP II Management LLC

By: /s/ Colleen Pale, Attorney-in-Fact*

ECP II Interfund L.P.
By: ECP II Management LLC, its General Partner

By: /s/ Colleen Pale, Attorney-in-Fact*

Scott B. Ungerer

By: /s/ Colleen Pale, Attorney-in-Fact*

William Kingsley

By: /s/ Colleen Pale, Attorney-in-Fact*

Robert E. Keith, Jr.

By: /s/ Pamela Strisofsky, Attorney-in-Fact*

Mark J. DeNino

By: /s/ Pamela Strisofsky, Attorney-in-Fact*
___________________________

*Signed pursuant to at Power of Attorney included as an Exhibit to the Schedule 13G of which this Exhibit is a part.